UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2015

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	000-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California  90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On November 2, 2015, AECOM issued a press release announcing the final results of its offer to exchange up to $800 million aggregate principal amount of its newly issued 5.750% Senior Notes due 2022 and up to $800 million aggregate principal amount of its newly issued 5.875% Senior Notes due 2024 for a like principal amount of any or all of its outstanding 5.750% Senior Notes due 2022 and its outstanding 5.875% Senior Notes due 2024.  The exchange offer expired at 5:00 p.m. New York City time on October 30, 2015 and settlement occurred on November 2, 2015.

A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Current Report on Form 8-K and the related press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information and press release furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 2, 2015, entitled “AECOM Completes Exchange Offer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: November 2, 2015	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 2, 2015, entitled “AECOM Completes Exchange Offer.”